Exhibit 99.1

McEwen Copper Inc. Closes $40 million Private Placement with Rob McEwen

TORONTO, ONTARIO, August 23, 2021 – McEwen Mining Inc. (NYSE and TSX: MUX) announces that its subsidiary, McEwen Copper Inc., has closed the first tranche of the Series B private placement offering announced on July 6th, 2021 (the “Offering”), issuing 4,000,000 common shares at a price of $10.00 per share for gross proceeds of $40,000,000.

Subscription for the remaining 4,000,000 common shares is available to qualified accredited investors, subject to a $1 million minimum investment and certain other conditions. The securities sold in the Offering are private and subject to transfer restrictions until after such time as shares of McEwen Copper become listed on a public exchange. The second tranche of the Offering is expected to close on or before September 30th, 2021.

Rob McEwen’s investment corporation, Evanachan Limited, purchased all the shares issued pursuant to the first tranche of the Offering. Following completion of the Offering, Rob McEwen beneficially owns 18.6% of McEwen Copper, which holds a 100% interest in the Los Azules copper project in San Juan, Argentina, and a 100% interest in the Elder Creek exploration property in Nevada, subject to a 1.25% net smelter return (NSR) royalty on both assets payable to McEwen Mining.

McEwen Copper intends to pursue an initial public listing within 12 months from the final closing of the Offering. Proceeds from the Offering will be used exclusively by McEwen Copper to advance the Los Azules project to a pre-feasibility study, construction of a new year-round access road to the project, infill and exploration drilling at Los Azules and Elder Creek, environmental permitting and community relations, and general corporate purposes. Construction of the new access road is currently underway and has advanced 10 miles (16 km) of the approximate 72 mile (115 km) planned length.

McEwen Mining is relying on the exemption set forth in Section 602.1 of the TSX Company Manual, which provides that the TSX will not apply certain of its requirements to issuers whose shares are listed on another recognized stock exchange such as the NYSE.

This news release and the information included herein do not constitute an offer to buy or the solicitation of an offer to subscribe for or to buy any of the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

All amounts are in United States Dollars.

CAUTION STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the private securities litigation reform act of 1995. The forward-looking statements are intended to be subject to the safe harbor provided by section 27a of the securities act of 1933, section 21e of the securities exchange act of 1934 and private securities litigation reform act of 1995.

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This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, effects of the COVID-19 pandemic, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

ABOUT MCEWEN MINING

McEwen Mining is a diversified gold and silver producer and explorer focused in the Americas with operating mines in Nevada, Canada, Mexico and Argentina.

CONTACT INFORMATION:
Investor Relations: (866)-441-0690 Toll Free (647)-258-0395 Mihaela Iancu ext. 320 info@mcewenmining.com	150 King Street West Suite 2800, P.O. Box 24 Toronto, ON, Canada M5H 1J9

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